Exhibit 24

POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints each of Dietrich Stephan and Sam Backenroth of NeuBase Therapeutics, Inc. (the “Company”), with full power of substitution, as the undersigned’s true and lawful attorney-in-fact to:

(1)       execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer, director and/or holder of 10% or more of a registered class of securities of the Company, (a) Schedules 13D and 13G (and any amendments thereto) in accordance with Sections 13(d) and 13(g) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules promulgated thereunder, (b) Forms 3, 4, and 5 (and any amendments thereto) in accordance with Section 16(a) of the Exchange Act and the rules promulgated thereunder, and (c) any other forms or reports the undersigned may be required to file in connection with the undersigned’s ownership, acquisition, or disposition of securities of the Company;

(2)       do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Schedule 13D, Schedule 13G, Form 3, 4 or 5, or other form or report (or any amendment thereto), and timely file such schedule, form or report (or any amendment thereto) with the U.S. Securities and Exchange Commission and any securities exchange or similar authority;

(3)       seek or obtain, as the undersigned’s representative and on the undersigned’s behalf, information on transactions in the Company’s securities from any broker or financial institution, and the undersigned hereby authorizes any such person to release any such information to each of the undersigned’s attorneys-in-fact appointed by this Power of Attorney and approves and ratifies any such release of information; and

(4)       take any other action in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by or for, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to each of the foregoing attorneys-in-fact full power and authority to do and perform any and every act and thing whatsoever required, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that each of the foregoing attorneys-in-fact, in serving in such capacity at the request and on the behalf of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with, or any liability for the failure to comply with, any provision of Section 13 and Section 16 of the Exchange Act.

This Power of Attorney, with respect to each of the foregoing attorneys-in-fact, shall remain in full force and effect until the earliest to occur of (a) the date that the undersigned is no longer required to file Schedules 13D or 13G and Forms 3, 4 or 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, (b) the revocation of such Power of Attorney with respect to such attorney-in-fact by the undersigned in a signed writing delivered to the Company and such attorney-in-fact, or (c) the time at which such attorney-in-fact is no longer employed by the Company or any of its subsidiaries.

The undersigned has caused this Power of Attorney to be executed as of this 10th day of May, 2021.

/s/ Gerald J. McDougall
Gerald J. McDougall